PURCHASE AGREEMENT
               Applebee's Neighborhood Grill & Bar
                          Ashland, Ohio

This AGREEMENT, entered into effective as of the 7th of October, 2004.

l. PARTIES. Seller is AEI Real Estate Fund XVII Limited Partnership ("Seller") which owns an undivided 100% interest in the fee title to that certain real property legally described in the attached Exhibit "A" (the "Property") Buyer is Gerald N. Becker and Mary K. Becker, as joint tenants ("Buyer"). Seller wishes to sell and Buyer wishes to buy the Property.

2.    PROPERTY.  The  Property  to  be  sold  to  Buyer  in  this transaction consists of an undivided 100% percentage interest the
Property.    Seller  owns  no  interest  in  any  personalty   in
connection with the Property.

3. PURCHASE PRICE. The purchase price for this percentage interest in the Property is $2,484,400, all cash.

4. TERMS. The purchase price for the Property will be paid by Buyer as follows:

(A). Buyer will deposit the balance of the purchase price, $2,484,400 (the "First Payment") into escrow in sufficient time to allow escrow to close on the closing date.

5. CLOSING DATE. Escrow shall close on or before 45 days from execution of this agreement.

6. DUE DILIGENCE. Buyer will have 30 days from the Effective Date of this Agreement (the "Review Period") to conduct all of its inspections and due diligence and satisfy itself regarding the Property and this transaction. Buyer agrees to indemnify and hold Seller harmless for any loss or damage to the Property or persons caused by Buyer or its agents arising out of such physical inspections of the Property. Within ten days of the Effective Date of this Agreement, Seller shall provide (except as explained below, in Item A):

(A).  One  copy  of a title insurance commitment for  an  Owner's
Title insurance policy (see paragraph 8 below), will deliver to Buyer as soon as third party title insurance company provides to Seller.

(B). A copy of a Certificate of Occupancy or other such document certifying completion and granting permission to permanently occupy the improvements on the Property as are in Seller's possession.

(C).  A  copy  of an "as built" survey of the Property  completed
concurrent   with  Seller's  acquisition  of  the  Property,   if
available in Seller's possession.

(D). A copy of any Phase I Environmental Report on the Property, if available in Seller's possession.

(E). Lease, and any amendments or modifications thereto (as further set forth in paragraph 11(A) below) of the Property showing occupancy date, lease expiration date, rent, and Guarantees, if any, accompanied by such tenant financial statements as may have been provided most recently to Seller by the Tenant and/or Guarantors.

Buyer may cancel this Agreement for ANY REASON in its sole discretion by delivering a cancellation notice, return receipt requested, to Seller and escrow holder before the expiration of the Review Period. Such notice shall be deemed effective only upon receipt by Seller.

If Buyer cancels this Agreement as permitted under this Section, except for any escrow cancellation fees and any liabilities under the first paragraph of section 6 of this Agreement (which will survive), Seller (after execution of such documents reasonably requested by Seller to evidence the termination hereof) shall return to Buyer any money Buyer may have in escrow and Buyer will have absolutely no rights, claims or interest of any type in connection with the Property or this transaction, regardless of any alleged conduct by Seller or anyone else.

Unless this Agreement is canceled by Buyer pursuant to the terms hereof, if Buyer fails to make the First Payment Buyer irrevocably will be deemed to be in default under this Agreement. Seller then may, at its option, declare this Agreement null and void, in which event Buyer will be deemed to have canceled this Agreement and relinquish all rights in and to the Property, or Seller may exercise its rights under Section 14 hereof. If this Agreement is not canceled and the First Payment is made when required, all of Buyer's conditions and contingencies will be deemed satisfied.

7. ESCROW. Escrow shall be opened by Seller and funds deposited in escrow upon acceptance of this Agreement by both parties. The escrow holder will be a nationally-recognized escrow company selected by Seller. A copy of this Agreement will be delivered to the escrow holder and will serve as escrow instructions together with the escrow holder's standard instructions and any additional instructions required by the escrow holder to clarify its rights and duties (and the parties agree to sign these additional instructions). If there is any conflict between these other instructions and this Agreement, this Agreement will control.

8. TITLE. Closing will be conditioned on the agreement of a title company selected by Seller to issue an Owner's policy of title insurance, dated as of the close of escrow, in an amount equal to the purchase price, insuring that Buyer will own insurable title to the Property subject only to: the title company's standard exceptions; current real property taxes and assessments; survey exceptions; the rights of parties in possession pursuant to the lease defined in paragraph 11 below; all matters of public record; and other items disclosed to Buyer during the Review Period.

Buyer shall be allowed five (5) business days after receipt of said commitment for examination and the making of any objections to marketability thereto, said objections to be made in writing or deemed waived. If any objections are so made, Seller shall be allowed sixty (60) days to cure such objections and make such title marketable or, in the alternative, to obtain a commitment for insurable title insuring over Buyer's objections. If Seller shall decide to make no efforts to make title marketable, or is unable to make title marketable or obtain insurable title, (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof) this Agreement shall be null and void and of no further force and effect. Seller has no obligation to spend any funds or make any effort to satisfy Buyer's objections, if any.

Pending satisfaction of Buyer's objections, the payments hereunder required shall be postponed, but upon satisfaction of Buyer's objections and within ten (10) days after written notice to the Buyer of satisfaction of Buyer's objections, the parties shall perform this Agreement according to its terms.

9. CLOSING COSTS. Seller will pay one-half of escrow fees, the cost of the title commitment, and any brokerage commissions payable to broker's representing Seller. If Buyer shall decide to purchase title insurance, then Buyer will pay the cost of obtaining a Standard Owners Title Insurance Policy in the full amount of the purchase price. Buyer will pay all recording fees, transfer taxes and clerk's fees imposed upon the recording of the deed, one-half of the escrow fees, and the cost of an update to the Survey in Sellers possession (if an update is required by Buyer.) Each party will pay its own attorney's fees and costs to document and close this transaction.

10.  REAL ESTATE TAXES, SPECIAL ASSESSMENTS AND PRORATIONS.

(A). Because the Property is subject to a net lease (as further set forth in paragraph 11(A)(1), the parties acknowledge that there shall be no need for a real estate tax proration. However, Seller warrants that all real estate taxes and installments of special assessments due and payable in all years prior to the year of Closing have been paid in full. Unpaid real estate taxes and unpaid levied and pending special assessments existing on the date of Closing shall be the responsibility of Buyer, pro-rated, however, to the date of closing for the period prior to closing, which shall be the responsibility of Seller if Tenant shall not pay the same. Buyer shall likewise pay all taxes due and payable in the year after Closing and any unpaid installments of special assessments payable therewith and thereafter, if such unpaid levied and pending special assessments and real estate taxes are not paid by any tenant of the Property.

(B). All income and all operating expenses from the Property, if any, shall be prorated between the parties and adjusted by them as of the date of Closing. Seller shall be entitled to all income earned, and shall be responsible for all expenses incurred, prior to the date of Closing. Buyer shall be entitled to all income earned and shall be responsible for all operating expenses of the Property incurred on and after the date of closing.

11.  SELLER'S REPRESENTATION AND AGREEMENTS.

(A). Seller represents and warrants as of this date that:

1. Except for the Lease Agreement in existence between PRECO II CRIC LLC and APPLE OHIO LLC ("Tenant"), dated October 21, 2003, as Assigned to AEI Real Estate Fund XVII Limited Partnership (Landlord) in that Assignment and Assumption of Lease dated April 30, 2004 between PRECO II CRIC LLC and AEI Real Estate Fund XVII Limited Partnership, as guaranteed by Apple American Group LLC in that Guaranty dated October 21, 2003 (the "Lease"), Seller is not aware of any leases of the Property.

2. If the Right of First Refusal to the benefit of the Lessee for the duration of the Lease, including any renewal terms, is in effect, then Seller's obligations hereunder are contingent upon Seller successfully obtaining Lessee's waiver of such right of first refusal with respect to this transaction.

3. It is not aware of any pending litigation or condemnation proceedings against the Property or Seller's interest in the Property.

4. Except as previously disclosed to Buyer and as permitted in paragraph (B) below, Seller is not aware of any contracts Seller has executed that would be binding on Seller after the closing date, except as follows:

(A)   Consent  Agreement dated April 30, 2004, and  the  Landlord
Agreement dated October 21, 2003.

(B). Provided that Buyer performs its obligations as required, Seller agrees that it will not enter into any new contracts that would materially affect the Property and be binding on Seller after the Closing Date without Buyer's prior consent, which will not be unreasonably withheld.


12.  DISCLOSURES.

(A). Seller has not received any notice of any material, physical, or mechanical defects of the Property, including without limitation, the plumbing, heating, air conditioning, and ventilating, electrical system. To the best of Seller's knowledge without inquiry, all such items are in good operating condition and repair and in compliance with all applicable governmental, zoning, and land use laws, ordinances, regulations and requirements. If Seller shall receive any notice to the contrary prior to Closing, Seller will inform Buyer prior to Closing.

(B). Seller has not received any notice that the use and operation of the Property is not in full compliance with applicable building codes, safety, fire, zoning, and land use laws, and other applicable local, state and federal laws, ordinances, regulations and requirements. If Seller shall receive any such notice prior to Closing, Seller will inform Buyer prior to Closing.

(C). Seller knows of no facts, nor has Seller failed to disclose to Buyer any fact known to Seller, which would prevent the Tenant from using and operating the Property after the Closing in the manner in which the Property has been used and operated prior to the date of this Agreement. If Seller shall receive any notice to the contrary prior to Closing, Seller will inform Buyer prior to Closing.

(D). Seller has not received any notice that the Property is in violation of any federal, state or local law, ordinance, or regulations relating to industrial hygiene or the environmental conditions on, under, or about the Property, including, but not limited to, soil, and groundwater conditions. To the best of Seller's knowledge, there is no proceeding or inquiry by any governmental authority with respect to the presence of Hazardous Materials on the Property or the migration of Hazardous Materials from or to other property. Buyer agrees that Seller will have no liability of any type to Buyer or Buyer's successors, assigns, or affiliates in connection with any Hazardous Materials on or in connection with the Property either before or after the Closing Date, except such Hazardous Materials on or in connection with the Property arising out of Seller's gross negligence or intentional misconduct. If Seller shall receive any notice to the contrary prior to Closing, Seller will inform Buyer prior to Closing.

(E). BUYER AGREES THAT IT SHALL BE PURCHASING THE PROPERTY IN ITS PRESENT CONDITION, "AS IS, WHERE IS", AND SELLER HAS NO OBLIGATIONS TO CONSTRUCT OR REPAIR ANY IMPROVEMENTS THEREON OR TO PERFORM ANY OTHER ACT REGARDING THE PROPERTY, EXCEPT AS EXPRESSLY PROVIDED HEREIN.

(F). BUYER ACKNOWLEDGES THAT, HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY AND SUCH FINANCIAL INFORMATION CONCERNING THE LESSEE AND ANY GUARANTORS OF THE LEASE AS BUYER OR ITS ADVISORS SHALL REQUEST AND AS MAY BE IN SELLER'S POSSESSION, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY REPRESENTATIONS OR INFORMATION PROVIDED BY SELLER OR TO BE PROVIDED BY SELLER, EXCEPT AS SET FORTH HEREIN. BUYER FURTHER ACKNOWLEDGES THAT THE INFORMATION PROVIDED, OR TO BE PROVIDED, BY SELLER WITH RESPECT TO THE PROPERTY, THE PROPERTY AND TO THE LESSEE AND ANY GUARANTORS OF LEASE, WAS OBTAINED FROM A VARIETY OF SOURCES AND SELLER HAS NOT (A) MADE INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION, AND (B) MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION, EXCEPT AS HEREIN SET FORTH. THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS - WHERE IS" BASIS AND BUYER EXPRESSLY ACKNOWLEDGES THAT, IN CONSIDERATION OF THE AGREEMENTS OF SELLER HEREIN, EXCEPT AS OTHERWISE SPECIFIED HEREIN IN PARAGRAPH 11(A) AND (B) ABOVE AND THIS PARAGRAPH 12, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, SUITABILITY FOR LEASE, SUITABILITY FOR COMMERCIAL PURPOSES, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, IN RESPECT OF THE PROPERTY.

The provisions (D) - (F) above shall survive Closing.

13.  CLOSING.

(A). Before the closing date, Seller will deposit into escrow an executed special warranty deed warranting title against lawful claims by, through, or under a conveyance from Seller, but not further or otherwise, conveying insurable title of the Property to Buyer, subject to the exceptions contained in paragraph 8 above. Seller will also deliver an Estoppel Certificate certified by Seller (or if available, by Lessee) as to the absence of known defaults by Lessee and Lessor under the Lease

(B). On or before the closing date, Buyer will deposit into escrow the balance of the Purchase Price when required under
Section 4 and any additional funds required of Buyer (pursuant to this agreement or any other agreement executed by Buyer) to close escrow. Both parties will deliver to the escrow holder any other documents reasonably required by the escrow holder to close escrow.

(C). On the closing date, if escrow is ready to close, the escrow holder will: record the deed in the official records of the county where the Property is located; cause the title company to commit to issue the title policy; immediately deliver to Seller the portion of the purchase price deposited into escrow by cashier's check or wire transfer (less debits and prorations, if any); deliver to Seller and Buyer a signed counterpart of the escrow holder's certified closing statement and take all other actions necessary to close escrow.

14. DEFAULTS. If Buyer defaults, Buyer will forfeit all rights and claims and Seller will be relieved of all obligations and will be entitled to retain all monies heretofore paid by the Buyer. In addition, Seller shall retain all remedies available to Seller at law or in equity.

If Seller shall default, Buyer irrevocably waives any rights to file a lis pendens, a specific performance action or any other claim, action or proceeding of any type in connection with the Property or this or any other transaction involving the Property, and will not do anything to affect title to the Property or hinder, delay or prevent any other sale, lease or other transaction involving the Property (any and all of which will be null and void), unless: it has deposited the balance of the First Payment for the Purchase Price into escrow, performed all of its other obligations and satisfied all conditions under this Agreement, and unconditionally notified Seller that it stands ready to tender full performance, purchase the Property and close escrow as per this Agreement, regardless of any alleged default or misconduct by Seller. Provided, however, that in no event shall Seller be liable for any actual, punitive, consequential or speculative damages arising out of any default by Seller hereunder.

15.  BUYER'S REPRESENTATIONS AND WARRANTIES.

(A). Buyer represents and warrants to Seller as follows:

(1). In addition to the acts and deeds recited herein and contemplated to be performed, executed, and delivered by Buyer, Buyer shall perform, execute and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, deeds and assurances as Seller or the Title Company may require and be reasonable in order to consummate the transactions contemplated herein.

(2). Buyer has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

(3). To Buyer's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with (a) any applicable provisions of law, (b) any order of any court or other agency of government having jurisdiction hereof, or (c) any agreement or instrument to which Buyer is a party or by which Buyer is bound.

16.  DAMAGES, DESTRUCTION AND EMINENT DOMAIN.

(A). If, prior to closing, the Property or any part thereof be destroyed or further damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement to the extent that the cost of repair exceeds $10,000.00, this Agreement shall become null and void, at Buyer's option exercised, if at all, by written notice to Seller within ten (10) days after Buyer has received written notice from Seller of said destruction or damage. Seller, however, shall have the right to adjust or settle any insured loss until (i) all contingencies set forth in Paragraph 6 hereof have been satisfied, or waived; and
(ii) any ten-day period provided for above in this Subparagraph 16a for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived Buyer's right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in or abatement of the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to all insurance proceeds (pro-rata in relation to the Property) resulting from said damage or destruction to the extent that the same are payable with respect to damage to the Property, subject to rights of any Tenant of the Property.

If the cost of repair is less than $10,000.00, Buyer shall be obligated to otherwise perform hereinunder with no adjustment to the Purchase Price, reduction or abatement, and Seller shall assign Seller's right, title and interest in and to all insurance proceeds pro-rata in relation to the Property, subject to rights of any Tenant of the Property.

(B). If, prior to closing, the Property, or any part thereof, is taken by eminent domain, this Agreement shall become null and void at Buyer's option. If Buyer elects to proceed to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to any award made, or to be made, in the condemnation proceeding pro-rata in relation to the Property, subject to rights of any Tenant of the Property.

In the event that this Agreement is terminated by Buyer as provided above in Subparagraph 16A or 16B, the First Payment shall be immediately returned to Buyer (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof.)

17. 1031 EXCHANGE. If Buyer is purchasing the Property as "replacement property" to for purposes of a tax free exchange, Buyer acknowledges that Seller has made no representations, warranties, or agreements to Buyer or Buyer's agents that the transaction contemplated by the Agreement will qualify for such tax treatment, nor has there been any reliance thereon by Buyer respecting the legal or tax implications of the transactions contemplated hereby. Buyer further represents that it has sought and obtained such third party advice and counsel as it deems necessary in regards to the tax implications of this transaction.

Buyer wishes to novate/assign the ownership rights and interest of this Purchase Agreement to First American Exchange Company, LLC who will act as Accommodator to perfect the 1031 exchange by preparing an agreement of exchange of Real Property whereby First American Exchange Company, LLC will be an independent third party purchasing the ownership interest in subject property from Seller and selling the ownership interest in subject property to Buyer under the same terms and conditions as documented in this Purchase Agreement. Buyer asks the Seller, and Seller agrees to cooperate in the perfection of such an exchange if at no additional cost or expense to Seller or delay in time. Buyer hereby indemnifies and holds Seller harmless from any claims and/or actions resulting from said exchange. Pursuant to the direction of First American Exchange Company, LLC, Seller will deed the property to Buyer.

18. CANCELLATION. If any party elects to cancel this Contract because of any breach by another party or because escrow fails to close by the agreed date, the party electing to cancel shall deliver to escrow agent a notice containing the address of the party in breach and stating that this Contract shall be cancelled unless the breach is cured within 13 days following the delivery of the notice to the escrow agent. Within three days after receipt of such notice, the escrow agent shall send it by United States Mail to the party in breach at the address contained in the Notice and no further notice shall be required. If the breach is not cured within the 13 days following the delivery of the notice to the escrow agent, this Contract shall be cancelled.

19.  MISCELLANEOUS.

(A). This Agreement may be amended only by written agreement signed by both Seller and Buyer and all waivers must be in writing and signed by the waiving party. Time is of the essence. This Agreement will not be construed for or against a party whether or not that party has drafted this Agreement. If there is any action or proceeding between the parties relating to this Agreement the prevailing party will be entitled to recover attorney's fees and costs. This is an integrated agreement containing all agreements of the parties about the Property and the other matters described and it supersedes any other agreements or understandings. Exhibits attached to this Agreement are incorporated into this Agreement.

(B). If this escrow has not closed by the Closing Date through no fault of Seller, Seller may, at its election, extend the closing date or exercise any remedy available to it by law, including terminating this Agreement.

(C). Funds to be deposited or paid by Buyer must be good and clear funds in the form of cash, cashier's checks or wire transfers.

(D). All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served if sent by first class certified mail, return receipt requested, postage prepaid, or by a nationally recognized courier service guaranteeing overnight delivery to the party at his or its address set forth below, or to such other address as such party may hereafter designate by written notice to the other party.

If to Seller:

AEI Real Estate Fund XVII Limited Partnership
30 East Seventh Street, Suite 1300
St. Paul, MN 55101

If to Buyer:

Gerald N. Becker and Mary K. Becker,
as joint tenants
18741 Twin Lakes Road
Elk River, MN 55330


When accepted, this offer will be a binding agreement for valid and sufficient consideration which will bind and benefit Buyer, Seller and their respective successors and assigns. Buyer is submitting this offer by signing a copy of this offer and delivering it to Seller. Seller has five (5) business days from receipt within which to accept this offer.

This   Agreement  shall  be  governed  by,  and  interpreted   in
accordance with, the laws of the state of Ohio.

IN WITNESS WHEREOF, the Seller and Buyer have executed this Agreement effective as of the day and year above first written.


BUYER:

Gerald N. Becker


By: /s/ Gerald N Becker
        Gerald N. Becker


Mary K. Becker


By: /s/ Mary K Becker
        Mary K. Becker


SELLER:

AEI Real Estate Fund XVII Limited Partnership, a Minnesota limited partnership

By:  AEI Fund Management XVII, Inc., a Minnesota corporation


By: /s/ Robert P Johnson
        Robert P. Johnson, its President





                            EXHIBIT A

                        LEGAL DESCRIPTION

SITUATED IN THE CITY OF ASHLAND, COUNTY OF ASHLAND, STATE OF OHIO AND KNOWN AS BEING PART OF THE SOUTHWEST QUARTER OF SECTION 24, TOWNSHIP 24, UNION TOWNSHIP, RANGE 17, AND ALSO KNOWN AS BEING
PART OF PARCEL 3 AND PART OF PARCEL 4 OF THE SUBDIVISION OF A PORTION OF THE BOYER PROPERTY FOR DEVELOPERS DIVERSIFIED ENTERPRISES LTD. AS RECORDED IN PLAT CABINET 1, PAGE 26 OF THE ASHLAND COUNTY RECORDS;

BEGINNING  AT  A  POINT,  WHICH IS THE SOUTHWEST  CORNER  OF  THE
SOUTHWEST QUARTER OF SECTION 24;

THENCE SOUTH 86 DEG. 29' 37" EAST, ALONG THE SOUTHERLY LINE OF SAID SECTION 24 AND THE CENTERLINE OF TOWNSHIP HIGHWAY NO. 1506, A DISTANCE OF 1120.70 FEET TO A POINT AT THE INTERSECTION OF THE SOUTHERLY LINE OF SAID SECTION 24 WITH THE CENTERLINE OF CLAREMONT ABENUE (OLD U.S. ROUTE NO. 42);

THENCE  NORTH 58 DEG. 14' 21" EAST, ALONG THE CENTERLINE OF  SAID
CLAREMONT  AVENUE  A  DISTANCE OF  664.54  FEET  TO  A  POINT  OF
CURVATURE;

THENE CONTINUING THE CENTERLINE OF SAID CLAREMONT AVENUE, ALONG THE ARC OF A CIRCLE DEFLECTING TO THELEFT HAVING A CENTRAL ANGLE OF 04 DEG 30' 04", A RADIUS OF 5729.58 FEET A TANGENT OF 225.17 FEET, A CHORD OF 449.99 FEET, A CHORD BEARING NORTH 55 DEG. 59' 10" EAST, AND AN ARC LENGTH OF 450.11 FEET TO A POINT, WHICH IS THE TRUE PLACE OF BEGINNING FOR THE PARCEL OF LAND HEREIN DESCRIBED;

THENCE  NORTH  36 DEG. 12' 43" WEST, PASSING OVER A  5/8"  CAPPED
REBAR  (GBC DESIGN, INC.) SET AT 30.00 FEET, A DISTANCE OF  79.99
FEET TO A 5/8" CAPPED REBAR (GBC DESIGN, INC.) SET A T A POINT OF
CURVATURE;

THENCE ALONG THE ARC OF A CIRCLE CURVING TO THE RIGHT HAVING A CENTRAL ANGLE OF 39 DEG 57' 44", A RADIUS OF 100.00 FEET, A TANGENT OF 36.36 FEET, A CHORD OF 68.34 FEET, A CHORD BEARING NORTH 16 DEG. 13' 51" WEST, AND AN ARC LENGTH OF 69.75 FEET TO A 5/8" CAPPED REBAR (GBC DESIGN INC.) SET AT A POINT OF TANGENCY;

THENCE NORTH 03 DEG. 45' 01" EAST A DISTANCE OF 221.25 FEET TO A 5/8" CAPPED REBAR (GBC DESIGN, INC). SET AT A POINT OF CURVATURE, THENCE ALONG THE ARC OF A CIRCLE CURVING TO THE RIGHT HAVING A CENTRAL ANGLE OF 89 DEG. 58' 53", A RADIUS OF 10.00 FEET, A TANGENT, OF 10 FEET, A CHORD OF 14.14 FEET, A CHORD BEARING NORTH 48 DEG. 44' 28" EAST, AND AN ARC LENGTH OF 15.70 FEET TO A 5/8" CAPPED REBAR (GBC DESIGN INC.) SET AT A POINT OF TANGENCY; THENCE SOUTH 86 DEG. 16' 06" EAST A DISTANCE OF 254.83 FEET TO A 5/8" CAPPED REBAR (GBC DESIGN, INC.) SET AT A POINT; THENCE SOUTH 38 DEG. 39' 39" EAST, ALONG THE EASTERLY LINE OF SAID PARCEL 4, PASSING OVER A 5/8" CAPPED REBAR (GBC DESIGN, INC.) SET AT 110.29 FEET, A DISTANCE OF 140.29 FEET TO A POINT; THENCE SOUTH 51 DEG. 20' 21" WEST, ALONG THE CENTERLINE LINE OF SAID CLAREMONT AVENUE, ALSO BEING THE OSUTHERLY LINE OF SAID PARCEL 4, A
DISTANCE OF 141.22 FEET TO A POINT OF CURVATURE; THENCE CONTINUING ALONG THE CENTERLINE OF SAID CLAREMONT AVENUE, ALSO BEING THE SOUTHERLY LINE OF SAID PARCEL 3 AND SAID PARCEL 4, ALONG THE ARC OF A CIRCLE CURVING TO THE RIGHT HAVING A CENTRAL ANGLE OF 02 DEG. 23' 56", A RADIUS OF 5729.58 FEET, A TANGENT OF
119.96 FEET, A CHORD OF 239.88 FEET, A CHORD BEARING SOUTH 52 DEG. 32' 19" WEST, AND AN ARC LENGTH OF 239.89FEET, TO THE TRUE PLACE OF BEGINNING AND CONTAINING 1.9366 ACRES OF LAND, MORE OR LESS, (1.1131 ACRES BEING LOCATED IN SAID PARCEL 3 AND 0.8235 ACRES BEING LOCATED IN SAID PARCEL 4), AS SURVEYED IN APRIL 2004 BY LOUIS GIFFELS, REGISTERED SURVEYOR NO. 7790, WITH GBC DESIGN, INC. BUT SUBJECT TO ALL LEGAL HIGHWAYS AND ANY RESTRICTIONS, RESERVATIONS OR EASEMENTS OF RECORD.

TOGETHER  WITH  THE  EASEMENTS AS SET FORTH IN THE  RESTRICTIONS,
COVENANTS  AND  CONDITIONS CONTAINED IN DEED  OF  DECLARATION  BY
DEVELOPERS DIVERSIFIED ENTERPRISES, LTD., FILED JUNE 2,  1977  IN
VOLUME 503 PAGE 639 ASHLAND COUNTY RECORDS.

NOTE:  THE  ABOVE DEED OF DECLARATION WAS AMENDED  BY  INSTRUMENT
FILED  FEBRUARY  22, 1993 IN VOLUME 577 PAGE 509  ASHLAND  COUNTY
RECORDS.

PARCEL NO. P44-085-0-0010-00

Commonly known as:  2250 Claremont Avenue, Ashland, OH  44805